Exhibit 2.8

AGREEMENT OF MERGER

This Agreement of Merger dated as of the 29th day of December 2006 (“Merger Agreement”), by and among Solar Power, Inc., a California corporation (“Company”), Solar Power, Inc., a Nevada corporation (“SPI-Nevada”) and Welund Acquisition Corp., a Nevada corporation and wholly owned subsidiary of SPI-Nevada (the “Merger Sub”).

RECITALS

A.   The Company, SPI-Nevada and the Merger Sub have entered into an Agreement and Plan of Merger, dated as of August 23, 2006, as amended by that First Amendment to the Agreement and Plan of Merger dated October 4, 2006, the Second Amendment to the Agreement and Plan of Merger dated December 1, 2006 and the Third Amendment to the Agreement and Plan of Merger dated December 21, 2006 (collectively, the “Agreement and Plan of Merger”), providing for the merger of the Merger Sub with and into the Company in accordance with Chapter 11 of the California General Corporation Law (the “Merger”).

B.   The Boards of Directors of the Company, Merger Sub and SPI-Nevada have adopted resolutions approving this Agreement and the Agreement and Plan of Merger, and the shareholders of the Company and Merger Sub have approved the Merger.

AGREEMENT

The parties hereto agree as follows:

1.   Constituent Corporations. The Company and the Merger Sub shall be the constituent corporations with respect to the Merger.

2.   Effective Time. The Merger shall become effective at such time this Merger Agreement and the officers’ certificates of the Company, Merger Sub and SPI-Nevada are filed with the Secretary of State of the State of California (the “Effective Time”) pursuant to the California General Corporation Law (the “CGCL”).

3.   Effect of the Merger. At the Effective Time, the Merger Sub shall be merged with and into the Company and the separate corporate existence of the Merger Sub shall cease and the Company shall be the surviving corporation of the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of California. At the Effective Time, all the property, rights, privileges, and powers of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

4.   Articles of Incorporation and Bylaws. The Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable law. The Bylaws of the Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in accordance with applicable law.

5.   Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified in accordance with applicable law or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation and Bylaws.

6.   Effect on Capital Stock. By virtue of the Merger and without any action on the part of parties or their respective shareholders or board of directors, the following shall occur at the Effective Time:

6.1   Defined Terms. For purposes of this Section 6, the following definitions shall apply:

“CGCL” shall mean the California General Corporations Law.

“SPI-Nevada Stock” shall mean the common stock of SPI-Nevada.

“Dissenting Shares” shall mean those shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters’ rights in accordance with the CGCL.

“Merger Consideration” shall mean the right to receive one share of SPI-Nevada’s common stock in exchange for one Share of Company’s capital stock.

“Share“ or “Shares” shall mean each issued and outstanding shares of the Company’s capital stock immediately prior to the Effective Time.

6.2   Capital Stock of the Merger Sub. Each issued and outstanding share of capital stock of the Merger Sub shall by virtue of the Merger and without any action on the part of any holder thereof, be converted into one share of the Company’s common stock. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

6.3	Capital Stock of the Company.

(a)   Each issued and outstanding share of the Company’s capital stock immediately prior to the Effective Time (individually a “Share” and collectively the “Shares”), other than (i) Shares held by SPI-Nevada, and (ii) Dissenting Shares, shall, by virtue of the Merger, automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of any such certificates, the Merger Consideration to be issued or exchanged in consideration therefor upon the surrender of such certificate.

(b)   Each Share issued and outstanding immediately prior to the Effective Time that is restricted or not fully vested shall upon such conversion have the same restrictions or vesting arrangements as were applicable to such shares prior to the conversion. The capitalization of the Company immediately prior to the Effective Time shall be set forth on a Merger Consideration Certificate to be delivered by the Company to SPI-Nevada at Closing (the “Merger Consideration Certificate”). SPI-Nevada shall be entitled to rely on the Merger Consideration Certificate in connection with issuance of the Merger Consideration.

(c)   At the Effective Time, each Share held by the Company as treasury stock or held by SPI-Nevada immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, SPI-Nevada or the holder thereof, be canceled, retired and cease to exist, and no consideration shall be delivered with respect thereto.

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(d)   At the Effective Time, each holder of then outstanding options to purchase or otherwise acquire shares of the Company (“Company’s Option”), whether or not such Company’s Option is then exercisable, issued pursuant to the Company’s 2006 Equity Incentive Plan (“Company’s Option Plan”) or otherwise, will be granted awards under the SPI-Nevada’s 2006 Equity Incentive Plan ("SPI-Nevada Option Plan") in substitution for awards issued under the Company’s Option Plan (the “Substituted Option”). SPI-Nevada Option Plan is substantially similar in all material respects to the Company’s Option Plan and each Substituted Option shall continue to have, and be subject to, substantially similar terms and conditions set forth in such option and, if applicable, in the Company’s Option Plan, immediately before the Effective Time, including provisions with respect to vesting (except as amended to terminate vesting provisions), except that each Substituted Option will be exercisable for that number of shares of common stock of SPI-Nevada, $.0001 par value, equal to the number of shares of the Company’s common stock that were issuable upon the exercise of such option immediately before the Effective Time. The duration and others terms of each Substituted Option shall be the same as the original option, including the exercise price for such shares, which shall also remain the same, provided however, all references to the Company shall be deemed to be references to SPI-Nevada.

7.   Dissenters’ Rights. Any Dissenting Shares shall not be converted into the right to receive any portion of the Merger Consideration, unless and until the holder of any such Dissenting Shares fails to perfect or withdraws or otherwise loses his right to an appraisal of the fair market value of his Dissenting Shares. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to an appraisal of the fair market value of his Dissenting Shares under the CGCL, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, without interest thereon.

Company shall give SPI-Nevada prompt notice of any demands received by the Company for the payment of fair market value for Shares, and SPI-Nevada shall have the right to direct all negotiations and proceedings with respect to such demands. Company shall not make any such payment without SPI-Nevada’s prior written consent.

8.	General Provisions.

8.1   Amendment. Prior to the Effective Time, the Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.2   Severability. If one or more provisions of this Merger Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provisions shall be excluded from this Merger Agreement, (ii) the balance of the Merger Agreement shall be interpreted as if such provision was so excluded and (iii) the balance of the Merger Agreement shall be enforceable in accordance with its terms.

8.3   Counterparts. This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

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8.4   Gender. For purposes of this Merger Agreement, references to the masculine gender shall include feminine and neuter genders and entities.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

SOLAR POWER, INC., a California corporation
_____________________________________________
Stephen C. Kircher, Chairman, President and Secretary

SOLAR POWER, INC., a Nevada corporation
_____________________________________________
Steven Strasser, President

_____________________________________________
Howard S. Landa, Secretary

WELUND ACQUISITION CORP., a Nevada corporation
_____________________________________________
Terrell W. Smith, President and Secretary

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OFFICERS’ CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

SOLAR POWER, INC.,
a California corporation

The undersigned, Stephen Kircher, on behalf of Solar Power, Inc., a California corporation (the “Corporation”), does hereby certify that:

1.   He is the Chairman of the Board of Directors, President and Secretary of the Corporation.

2.   The Agreement of Merger dated December 29, 2006 (the “Agreement of Merger”) providing for the merger (the “Merger”) of the Corporation with Welund Acquisition Corp., a Nevada corporation, in the form attached was duly approved by the Board of Directors of the Corporation which equalled or exceeded the vote required.

3.   The principal terms of the Agreement of Merger in the form attached to this Certificate were duly approved by the shareholders of the Corporation which equalled or exceeded the vote required.

4.   The shareholder approval was by the holders of 14,000,000 of the outstanding shares of common stock of the Corporation, which represents 96.55% of the issued and outstanding shares of common stock of the Corporation. The percentage vote required for such approval was more than 50% of the outstanding shares of the Corporation’s common stock.

5.   The Corporation has only one authorized class of stock outstanding, designated as common stock. The authorized capital stock of the Corporation issued and outstanding and entitled to vote upon the Merger consists of 14,500,000 shares of common stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: December 29, 2006

______________________________________________
Stephen Kircher, Chairman, President and Secretary

OFFICERS’ CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

SOLAR POWER, INC.,
a Nevada corporation

The undersigned, Steven P. Strasser and Howard Landa, on behalf of Solar Power, Inc., a Nevada corporation (the “Corporation”), does hereby certify that:

1.   There are the President and Secretary of the Corporation, respectively.

2.   The Agreement of Merger dated December 29, 2006 (the “Agreement of Merger”) providing for the merger (the “Merger”) of Solar Power, Inc., a California corporation, and Welund Acquisition Corp., a Nevada corporation, in the form attached was duly approved by the Board of Directors of the Corporation which equalled or exceeded the vote required.

3.   No vote of the shareholders of the Corporation was required

5.   There is only one class of shares authorized of which there are 17,666,667 shares of common stock outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: December 29, 2006	_______________________________________
Steven P. Strasser, President

_______________________________________
Howard S. Landa, Secretary

OFFICERS’ CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

WELUND ACQUISITION CORP.,
a Nevada corporation

The undersigned, Terrell Smith, on behalf of Welund Acquisition Corp., a Nevada corporation (the “Corporation”), does hereby certify that:

1.   He is the President and Secretary of the Corporation.

2.   The Agreement of Merger dated December 29, 2006 (the “Agreement of Merger”) providing for the merger (the “Merger”) of the Corporation with Welund Acquisition Corp., a Nevada corporation, in the form attached was duly approved by the Board of Directors and shareholder of the Corporation which equalled or exceeded the vote required.

3.   The shareholder approval was by the holder of 100% of the outstanding shares of the Corporation.

4.   There is only one class of shares authorized of which there are 1,000 shares of common stock outstanding and entitled to vote on the Merger.

5.   No vote of the shareholders of the Corporation’s parent was required.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: December 29, 2006	_______________________________________
Terrell W. Smith, President and Secretary